UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2019

ACM Research, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42307 Osgood Road, Suite I
Fremont, California	94539
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 445-3700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACMR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:          Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☑

Unless the context otherwise requires, references in this report to “we,” “our” and similar terms refer to ACM Research, Inc. and its subsidiaries. References to “ACM Research” refer to ACM Research, Inc. and references to “ACM Shanghai” are to ACM Research (Shanghai), Inc.

Item 1.01.          Entry into a Material Definitive Agreement.

The information included under “Proposed Public Offering—Equity Purchase Agreement” in Item 8.01 below is incorporated into this Item 1.01.

Item 7.01.          Regulation FD.

On August 13, 2019 we issued a press release announcing our intention to offer and sell shares of Class A common stock in an underwritten public offering. A copy of the press release is furnished herewith as Exhibit 99.01. This report does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of ACM Research or any of its subsidiaries.

Item 8.01.          Other Events.

Proposed Public Offering

Announcement

On August 13, 2019 we announced our intention to offer and sell $30,000,000 of shares of Class A common stock in an underwritten public offering. We also expect to grant to the underwriters of the offering a 30-day option to purchase an additional $4,500,000 of additional shares of Class A common stock. All of the shares in the offering are to be sold by us.

We intend to use the net proceeds from the offering for working capital and other general corporate purposes. To the extent the underwriters’ over-allotment option is exercised, we will apply the proceeds from that exercise to repurchase and retire, at a price per share equal to the net proceeds per share that we receive in the offering, shares of common stock from certain of our directors and officers (and an affiliate of an officer) in accordance with the equity purchase agreement described below.

Equity Purchase Agreement

On August 4, 2019 we entered into an equity purchase agreement with certain directors and officers and an entity affiliated with an officer. Pursuant to this agreement, if the underwriters exercise their over-allotment option to purchase shares of Class A common stock in connection with the proposed public offering described above, we will repurchase an equal number of shares of Class A common stock from those parties at a price equal to the net proceeds per share that we will receive from the offering, after the underwriting discount but before expenses. Any closing of the share repurchase will be contingent on the closing of the underwritten public offering and the exercise of the underwriters’ over-allotment option. The shares that we repurchase will be retired and returned to the status of authorized but unissued shares.

If the underwriters’ over-allotment option is exercised in full, we would pay to each of the following the indicated percentage of the net proceeds we receive upon such exercise: Sotheara Cheav, Vice President, Manufacturing of ACM Shanghai, 5.0%; Fuping Chen, Vice President, Sales—China of ACM Shanghai, 6.7%; Haiping Dun, Director, 10.7%; Chenming Hu, Director, 8.3%; Tracy Liu, Director, 0.8%; Shengxin (Shanghai) Management Consulting Limited Partnership, a PRC limited partnership owned by employees of ACM Shanghai, including Jian Wang, Vice President, Research and Development and brother of David H. Wang, 57.8%; and David H. Wang, Chair of the Board, Chief Executive Officer and President, 10.7%.

The foregoing description of the terms of the equity purchase agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement, which is included as Exhibit 10.01 to this report and is incorporated herein by reference.

Market Data

The following contains statistical data and estimates, including forecasts, that are based on information provided by Gartner, Inc., or Gartner, in “Forecast: Semiconductor Wafer Fab Manufacturing Equipment (Including Wafer-Level Packaging), Worldwide, 2Q19 Update” (July 2019), or the Gartner Report, and Semiconductor Equipment and Materials International, or SEMI, in “SEMI 2019 Mid-Year Total Equipment Forecast – 2019 Market Reset With 2020 Recovery” (July 10, 2019), or the SEMI Release. The Gartner Report represents research opinions or viewpoints that are published, as part of a syndicated subscription service, by Gartner and are not representations of fact. The SEMI Release represents research opinions or viewpoints that were published, as part of a press release, by SEMI and are not representations of fact. Each of the Gartner Report and the SEMI Release speaks as of its original publication date (and not as of the date of this report), and the opinions expressed in the Gartner Report and the SEMI Release are subject to change without notice. While we are not aware of any misstatements regarding any of the data presented below, estimates, and in particular forecasts, involve numerous assumptions and are subject to risks and uncertainties, as well as change based on various factors, that could cause results to differ materially from those expressed in the data presented below.

Gartner estimates that the global wafer fab equipment market (including wafer-level packaging) increased 16% from $50.7 billion in 2017 to $58.9 billion in 2018, but will decrease 22% to $45.7 billion in 2019. SEMI forecasts that in 2020 the semiconductor manufacturing equipment market will recover on the strength of memory spending and new projects in the PRC, which will result in the PRC becoming the largest and fastest growing market for semiconductor manufacturing equipment in 2020.

Based on Gartner’s estimates, the market for global wafer cleaning equipment (auto wet stations, single-wafer processors and other clean process equipment) increased 20% from $2.9 billion in 2017 to $3.5 billion in 2018, but will decrease 24% to $2.6 billion in 2019. We estimate, based on third-party reports and on customer and other information, that our tools currently address more than 50% of this global wafer cleaning equipment market.

Officers

Additional Officers

In June 2019 the board of directors determined that each of Lisa Feng, our Chief Accounting Officer, Interim Chief Financial Officer and Treasurer, and Mark McKechnie, our Vice President of Finance, is an “officer” for the purposes of the requirements of Section 16 of the Securities Exchange Act of 1934.

Lisa Feng has served as our Chief Accounting Officer, Interim Chief Financial Officer and Treasurer since January 2018 and previously served as our Financial Controller from October 2017 to January 2018. From August 2008 to September 2017, she was Corporate Controller of Amlogic, Inc., a fabless semiconductor manufacturing company. Ms. Feng holds a bachelor’s degree from Southern Connecticut State University and a master’s degree from Golden Gate University.

Mark McKechnie has served as our Vice President of Finance since July 2018. From November 2014 to January 2018, he was Vice President of Investor Relations and Strategic Initiatives of Silver Spring Networks, Inc., a provider of “internet of things” connectivity platforms and solutions to utilities and cities. From July 2012 to November 2014, Mr. McKechnie served as Managing Director of Technology Equity Research of Evercore Partners, an independent investment banking advisory firm. Mr. McKechnie holds a bachelor’s degree from Purdue University and a master of business administration degree from The Kellogg School of Management at Northwestern University.

Letter Agreement

On June 12, 2019 we entered into a letter agreement with Mr. McKechnie with respect to compensation for his services as our Vice President of Finance. The letter agreement provides that Mr. McKechnie will receive an annual base salary of $225,000 and, in the event we complete a qualifying public equity offering by December 31, 2019, a cash bonus equal to 0.5% of the aggregate unaffiliated gross proceeds we receive in the offering. In the event of termination of his employment other than for cause (as defined in the letter agreement), Mr. McKechnie will be entitled to receive, within 15 days after termination, a payment in cash equal to $56,250, less the amount of any bonus paid as described in the preceding paragraph; and, to the extent available under our medical plan, a six-month extension of medical benefits in the form of COBRA reimbursements.

The foregoing description of the terms of our letter agreement with Mr. McKechnie does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement, which is included as Exhibit 10.02 to this report and is incorporated herein by reference.

Updated Disclosures

The following information is provided to revise disclosures previously (a) included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 14, 2019 and as amended on Form 10-K on May 24, 2019, or the Form 10-K/A, or (b) incorporated by reference into the Form 10-K/A from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2019, or the Proxy Statement.

•
As of December 31, 2018, we had net operating loss carryforward amounts for U.S. federal income tax purposes totaling $15.9 million, rather than $17 million as previously reported. See “Risk Factors—Risks Related to Our Business and Our Industry—U.S. and state net operating loss carryforwards may be limited under applicable tax laws” at page 25 of the Form 10‑K/A.

•
For 2018 our free cash flow totaled $4,838,000, rather than $4,839,000 as previously reported. See the table entitled “Free Cash Flow” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—How We Evaluate Our Operations—Free Cash Flow” at page 50 of the Form 10‑K/A.

•
Our gross margin in 2017 was higher than in 2018 primarily due to one system that was manufactured under government subsidies and was sold in 2017 for $1.8 million, rather than $1.6 million as previously reported. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Comparison of Year Ended December 31, 2018 and 2017” at page 58 of the Form 10-K/A.

•
In 2018 ACM Shanghai received research and development grants from local and central PRC governmental authorities totaling $544,000, rather than $200,000 as previously reported. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Sources of Funds—Government Research and Development Grants” at page 61 of the Form 10-K/A.

•
In 2018 we paid a bonus to David H. Wang, our Chief Executive Officer and President, of $34,519, rather than $139,824 as previously reported. Dr. Wang’s total compensation in 2018 is correct as previously reported. See “Summary Compensation Table” at page 28 of the Proxy Statement.

•
In 2018 fees earned or paid in cash by the following non-employee directors were as follows: Tracy Liu, $22,000; Zhengfan Yang, $18,000; and Yinan Xiang, $18,500. The total 2018 director compensation of each of Ms. Liu, Mr. Yang and Ms. Xiang is correct as previously reported. See “Non-Employee Director Compensation Table” at page 20 of the Proxy Statement.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit	Description
10.01	Equity Purchase Agreement dated August 4, 2019 between ACM Research, Inc. and certain of its directors and executive officers and an officer affiliate

10.02*	Letter agreement dated June 12, 2019 between ACM Research, Inc. and Mark McKechnie

99.01	Press release issued August 13, 2019 with respect to a proposed public offering by ACM Research, Inc.

*  Schedule has been omitted pursuant to Item 601(a)(5) of Regulation S-K. We hereby undertake to furnish copies of the omitted schedule upon request by the Securities and Exchange Commission, provided that we may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for the schedule so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACM RESEARCH, INC.

By:	/s/ David H. Wang
David H. Wang
Chief Executive Officer and President

Dated: August 13, 2019